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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: August 21, 2001

PHARMACOPEIA, INC.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	0-27188 (Commission File Number)	33-0557266 (I.R.S. Employer Identification No.)

CN 5350, Princeton, New Jersey (Address of Principal Executive Offices)	08543-5350 (Zip Code)

(609) 452-3600
(Registrant's telephone number, including area code)

Item 5.  Other Events and Regulation FD Disclosure.

    On August 22, 2001, Pharmacopeia, Inc. ("Pharmacopeia") and Eos Biotechnology, Inc. ("Eos") announced the execution of a definitive agreement and plan of merger and reorganization (the "Merger Agreement") pursuant to which Eos will become a wholly-owned subsidiary of Pharmacopeia. The Merger is structured as a forward triangular merger and will be accounted for on a purchase basis. The conversion ratio of shares of Eos common stock into Pharmacopeia common stock is 0.18136927. Under the terms of the Merger Agreement, all shares of Eos preferred stock are to convert into Eos common stock immediately prior to the closing of the Merger.

    The transaction is subject to certain conditions, including the approval of the stockholders of Pharmacopeia.

    The Merger Agreement and the press release issued in connection therewith are filed as exhibits to this report and are incorporated herein by reference. The description of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

    (c)  Exhibits:

Exhibit #	Description
2.1	Agreement and Plan of Merger and Reorganization, dated as of August 21, 2001, by and among Pharmacopeia, Inc., Eagle Acquisition Corporation and EOS Biotechnology, Inc.
99.1	Pharmacopeia, Inc. Press Release, dated August 22, 2001

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PHARMACOPEIA, INC.
Date: August 24, 2001	By:	/s/ JOSEPH A. MOLLICA, Ph.D. Joseph A. Mollica, Ph.D. Chief Executive Officer

EXHIBIT INDEX

2.1	Agreement and Plan of Merger and Reorganization, dated as of August 21, 2001, by and among Pharmacopeia, Inc., Eagle Acquisition Corporation and EOS Biotechnology, Inc.
99.1	Pharmacopeia, Inc. Press Release, dated August 22, 2001

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SIGNATURE
EXHIBIT INDEX